TBS International plc Announces Dates for the Release of the Fourth Quarter and Full Year 2009 Results, Conference Call and Webcast

Earnings Release: Tuesday, March 16, 2010 before the market opens

Conference Call: Tuesday, March 16, 2010, at 11:00 a.m. EDT

DUBLIN, IRELAND – March 8, 2010 - TBS International plc (NASDAQ: TBSI) announced today that it will release its results for the fourth quarter and full year ended December 31, 2009 before the market opens in New York on Tuesday, March 16, 2010.

On the same day, at 11:00 a.m. EDT, the company’s management will host a conference call to discuss the results.

Conference call details:
Participants should dial into the call 10 minutes before the scheduled time using the following numbers: 1-888-713-4205 (from the US) or 1-617-213-4862 (International Dial In). Participant Passcode: 53126122. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PU6C3KJ4K. Pre-registrants will be issued a PIN number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Webcast:
There will also be a live- and then archived- slides and audio webcast of the conference call on the company's website www.tbsship.com, which can be accessed by clicking on the webcast link. As soon as practicable, the webcast and the corresponding slides will be archived and will also be accessible on our website.

Replay:
A telephonic replay of the conference call will be available from 2:00 p.m. EDT on Tuesday, March 16, 2010 until Tuesday, March 23, 2010 by dialing 1-888-286-8010 (from the US) or 1-617-801-6888 (International Dial In). Access Code: 52620746. A replay of the webcast will be available soon after the completion of the call.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the company's view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following:

-	changes in demand for the company’s services, which are increasingly difficult to predict due to current economic conditions and uncertainty;
-	the effect of a decline in vessel valuations;
-	the company’s ability to maintain financial ratios and satisfy financial covenants required in its credit facilities;
-	the company’s ability to finance our operations and raise additional capital on commercially reasonable terms or at all;
-
changes in rules and regulations applicable to the shipping industry, including legislation adopted by international organizations such as the  International Maritime Organization and the European Union or by individual countries;

-	actions taken by regulatory authorities;
-	changes in trading patterns, which may significantly affect overall vessel tonnage requirements;
-	changes in the typical seasonal variations in charter rates;
-	volatility in costs, including changes in production of or demand for oil and petroleum products, crew wages, insurance, provisions, repairs and maintenance, generally or in particular regions;
-	the risk that financial counterparties will default;
-	a material decline or weakness in shipping rates, which may occur if the economic recovery is not sustainable;
-	changes in general domestic and international political conditions;
-	changes in the condition of the company’s vessels or applicable maintenance or regulatory standards which may affect, among other things, its anticipated drydocking or maintenance and repair costs;
-	increases in the cost of the company’s drydocking program or delays in its anticipated drydocking schedule;
-
China Communications Construction Company Ltd./Nantong Yahua Shipbuilding Group Co., Ltd.’s ability to complete and deliver the remaining vessels on the anticipated schedule and the ability of the parties to satisfy the conditions in the shipbuilding agreements;

-	the possible effects of pending and future legislation in the United States that may limit or eliminate potential U.S. tax benefits resulting from our jurisdiction of incorporation;
-	Irish corporate governance and regulatory requirements which could prove different or more challenging than currently expected; and
-
other factors listed from time to time in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the period ended December 31, 2008 and subsequent reports on Form 10-Q and Form 8-K.

About TBS International plc:
TBS is a fully-integrated transportation service company that provides worldwide shipping solutions to a diverse client base of industrial shippers.  Through the TBS Five Star Service consisting of ocean transportation, operations, logistics, port services, and strategic planning, TBS offers total project coordination and door-to-door supply chain management. The TBS shipping network offers liner, parcel and dry bulk services, supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers, including specialized heavy-lift vessels and newbuild tonnage. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.

Visit our website at www.tbsship.com

For more information, please contact:
     Company Contact:
     Ferdinand V. Lepere
     Executive Vice President and Chief Financial Officer
     TBS International plc
     Tel. 914-961-1000
     InvestorRequest@tbsship.com

     Investor Relations / Media:
     Nicolas Bornozis
     Capital Link, Inc. New York
     Tel. 212-661-7566
     E-mail: tbs@capitallink.com